                                                                    EXHIBIT 10.4
                                                                    ------------

                        MANAGEMENT RETENTION AGREEMENT


     THIS MANAGEMENT RETENTION AGREEMENT is entered into as of January 20, 1995, by and between PYRAMID TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and John S. Chen ("Executive").

     WHEREAS, Executive is and has been employed by the Company and is currently serving as the President and Chief Operating Officer of the Company; and

     WHEREAS, the Company and Executive are parties to a Statement of Employment Terms, dated as of August 5, 1991, which sets forth the terms and conditions of Executive's employment with the Company (the "Original Agreement"); and

     WHEREAS, Executive and the Company desire to terminate the Original Agreement; and

     WHEREAS, the Company desires to continue to employ Executive and to assure itself of the continued services of Executive for the term of employment provided for in this Management Retention Agreement (the "Agreement"), and Executive desires to be employed by the Company for such period, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.  TERMINATION OF ORIGINAL AGREEMENT; EFFECTIVENESS OF AGREEMENT.  The
         -------------------------------------------------------------
Company and Executive agree that the Original Agreement shall be terminated, and shall be of no further force and effect, as of the Effective Date (as specified in Section 3 of this Agreement). This Agreement shall become effective only upon the Effective Date and shall have no force or effect for so long as the Effective Date does not occur. The Company and Executive agree that neither party shall be liable to the other under any provision of the Original Agreement, and that this Agreement shall govern the terms and conditions of Executive's employment with the Company, from and after the Effective Date.

     2.  EMPLOYMENT; DUTIES.  The Company and Executive hereby agree that
         ------------------
Executive's continued employment with the Company during the Employment Terms (as defined in Section 3 of this Agreement) shall be upon the terms and conditions set forth herein. During the Employment Term, Executive shall serve as Chief Executive Officer of the Company and as a member of the Company's board of directors (the "Board"), and shall render such business and professional services in the performance of his duties as shall be assigned to him by the Board. Executive shall devote his full time and efforts to perform his duties faithfully, diligently and to the best of his ability to advance the interests of the Company. Executive shall not serve as a director, employee, consultant or advisor to any other corporation or other business enterprise without the prior written consent of the Board. Executive may serve in any capacity with any civic, educational or charitable organization or any trade association without the approval of the Board, provided that such activities do not interfere with his duties and obligations under this Agreement.

     3.  TERM OF EMPLOYMENT.  Executive's employment under this Agreement shall
         ------------------
commence at the Effective Time, as such term is defined in the Agreement and Plan of Merger (the "Merger Agreement") among Siemens Nixdorf Informationssysteme AG ("SNI"), HN Acquisition Corp. and the Company (the "Effective Date"), and shall terminate on the earlier of (i) the fifth anniversary of the Effective Date, or (ii) termination of Executive's employment pursuant to this Agreement (the period commencing on the Effective Date and ending on the fifth anniversary thereof is hereinafter referred to as the "Employment Term").

     4.  COMPENSATION.
         ------------

         (a) Signing Bonus. In consideration of Executive's agreement to
             -------------
continue his employment with the Company, on or as soon as practicable (but no more than 60 days) following the Effective Date, the Company shall pay Executive a signing bonus of $250,000.

         (b) Base Salary. The Company shall pay Executive throughout the term of
             -----------
this Agreement a base salary (the "Base Salary") at a rate of not less than $380,000 per year, payable in equal monthly installments. Once increased, such higher salary shall constitute Executive's Base Salary.

         (c) Bonus. During the Employment Term, Executive shall be eligible to
             -----
participate in any annual bonus plan maintained from time to time by the Company for senior executives. For the year ending September 30, 1995, Executive's target bonus payout under the Company's Management Incentive Plan shall be increased from 45% to 60% of Base Salary (in addition to the 30% increase provided in Annex B to the Merger Agreement), resulting in an aggregate target bonus payout of 78% of Base Salary. For subsequent years during the Employment Term, Executive's target bonus payout shall be at least 60% of Base Salary.

         (d) Retention Bonus. In consideration of Executive's services
             ---------------
hereunder, on the second anniversary of the Effective Date, provided that Executive is employed by the Company on such date, the Company shall pay Executive a bonus in an amount equal to $760,000. Notwithstanding the foregoing, at the election of Executive, to be made prior to the first anniversary of the Effective Date, Executive shall participate in a supplemental pension arrangement in lieu of the retention bonus described in the immediately preceding sentence. Under such supplemental pension arrangement, the specific terms of which shall be negotiated in good faith by Executive and SNI, (i) the right to receive supplemental pension benefits shall vest on the second anniversary of the Effective Date and (ii) the aggregate actuarial present value of such supplemental pension benefits determined as of the second anniversary of the Effective Date shall be $760,000.

     5.  EMPLOYEE BENEFITS.
         -----------------

         (a) General. Executive shall be included in all employee benefit plans,
             -------
programs or arrangements (including, without limitation, any plans, programs or arrangements providing for retirement benefits, health and life insurance, automobile (or automobile allowance), vacation and paid holidays) which shall be established by the Company for, or made available to, its senior executives, or shall be entitled to benefits comparable to such plans, programs or arrangements. With respect to Executive's participation in any phantom equity or long-term incentive program established in accordance with paragraph (b) of Annex B to the Merger Agreement, assuming that a three-year, long-term incentive target performance is achieved, as set forth in Exhibit A
                                                                    ---------
hereto and subject to Executive's continued employment, Executive shall be entitled to a plan payment of at least $1,000,000, it being understood and agreed that the targets set forth on Exhibit A may be adjusted by mutual
                                     ---------
agreement of Executive and the Company in connection with the detailed development of the phantom equity or long-term incentive program in accordance with paragraph (b) of Annex B to the Merger Agreement.

         (b) Reimbursement of Expenses. The Company shall reimburse Executive
             -------------------------
for all out-of-pocket expenses reasonably incurred and paid by him in the performance of his duties pursuant to this Agreement. Such reimbursement shall be in accordance with the Company's policies and documentation required to support the deductibility of such expenses for federal income tax purposes.

     6.  TERMINATION OF EMPLOYMENT.
         -------------------------

         (a) Termination without Cause; Resignation for Good Reason.
             ------------------------------------------------------

               (i) General. Subject to the provisions of Section 6(a)(ii) and
                   -------
6(a)(iii), if, prior to the expiration of the Employment Term, Executive's employment is terminated by the Company without Cause (as defined in Section 6(c) of this Agreement), or if Executive resigns from his employment hereunder for Good Reason (as defined in Section 6(d) of this Agreement), the Company shall pay Executive cash severance in an aggregate amount equal to (A) if such termination occurs on or prior to the second anniversary of the Effective Date, two (2) times the sum of (x) the Executive's Base Salary at the annualized rate for the year coinciding with the year of payment and (y) the average of the annual cash bonus received by the Executive for the three (3) years immediately preceding or ending coincident with the year of payment (whichever average produces the higher amount) or (B) if such termination occurs following the second anniversary of the Effective Date, the sum of (x) the Executive's Base Salary at the annualized rate for the year coinciding with the year of payment and (y) the average of the annual cash bonus received by the Executive for the three (3) years immediately preceding or ending coincident with the year of payment (whichever average produces the higher amount). Any severance payments to which the Executive is entitled pursuant to this section shall be paid in a lump sum within thirty (30) days of the Executive's termination. In addition, for a period of twenty-four (24) months (or twelve (12) months if such termination occurs following the second anniversary of the Effective Date) after any termination under this Section 6(a)(i) (the "Severance Period"), the Company shall be obligated to continue to make available to the Executive and to pay for all health and medical benefit, life and other similar insurance plans existing on the date of the Executive's termination. Executive shall have no further right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation of employment, except as provided in the previous sentence, and except as may be required by applicable law, including, but not limited to, any rights Executive may have under Title I, Part 6 of the Employee Retirement Income Security Act of 1974, as amended.

              (ii) Conditions Applicable to the Severance Period. If, during the
                   ---------------------------------------------
Severance Period, Executive materially breaches his obligations under Sections 8, 9 or 10 of this Agreement, the Company may, upon written notice to Executive, offset the damages it incurs as a consequence of such breach against any further payments or benefits due Executive pursuant to this Section 6(a).

             (iii) Death During Severance Period. In the event of Executive's
                   -----------------------------
death during the Severance Period, the Company shall have no further obligations under this Agreement, other than the provision to Executive's dependents of continued health and medical benefit and similar insurance plans for the balance of the Severance Period.

              (iv) Date of Termination. The date of termination of Employment
                   -------------------
without Cause shall be the date specified in a written notice of termination to Executive. The date of resignation for Good Reason shall be the date specified in the written notice of resignation from Executive to the Company.

         (b) Termination for Cause; Resignation Without Good Reason.
             ------------------------------------------------------

               (i) General. If, prior to the expiration of the Employment Term,
                   -------
Executive's employment is terminated by the Company for Cause, or if Executive resigns from his employment hereunder other than for Good Reason on or prior to the first anniversary of the Effective Date, Executive shall be entitled only to payment of all amounts earned or owing to Executive through and including the date of termination or resignation, it being specifically understood and agreed that Executive shall have no right to any full or partial annual bonus for the year in which such termination occurs. Executive shall have no further right to receive any other compensation, or to participate in any other plan, arrangement or benefit, after such termination or resignation of employment, except as provided in the previous sentence, and except as may be required by applicable law, including, but not limited to, any rights Executive may have under Title I,
Part 6 of the Employee Retirement Income Security Act of 1974, as amended.

              (ii) Resignation Without Good Reason Following the First
                   ---------------------------------------------------
Anniversary of the Effective Date. If, prior to the expiration of the Employment
- ---------------------------------
Term but following the first anniversary of the Effective Date, Executive resigns from his employment hereunder other than for Good Reason, Executive shall receive, for the lesser of one year from the date of resignation or until Executive secures new full-time employment, compensation continuation payments paid in accordance with the Company's customary salary payroll practices at an annualized rate equal to the sum of the Executive's Base Salary annualized for the year coinciding with the year of resignation and the average of the annual cash bonuses received by Executive for the three (3) years immediately preceding or ending coincidental with the year of resignation (whichever average produces the higher amount). In addition, for the period Executive is receiving compensation continuation payments pursuant to this Section 6(b)(ii), the Company shall be obligated to continue to make available to the Executive and to pay for all health and medical benefit, life and other similar insurance plans existing on the date of the Executive's resignation. Executive shall have no further right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation of employment, except as provided in the previous sentence, and except as may be required by applicable law, including, but not limited to, any rights Executive may have under Title I, Part 6 of the Employee Retirement Income Security Act of 1974, as amended.

             (iii) Date of Termination. The date of termination for Cause shall
                   -------------------
be the date of receipt by Executive of a written Notice of Termination provided for in Section 6(b)(iv). The date of resignation without Good Reason shall be the date specified in the written notice of resignation from Executive to the Company, or if no date is specified therein, ten (10) business days after receipt by the Company of written notice of resignation from Executive.

              (iv) Notice of Termination. Termination of Executive's employment
                   ---------------------
for Cause shall be communicated by delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (a "Notice of Termination"). For purposes of this Agreement, no purported termination of Executive's employment for Cause shall be effective without delivery of such Notice of Termination.

         (c) Cause. Termination for "Cause" shall mean termination of
             -----
Executive's employment because of Executive's (i) involvement in fraud, misappropriation or embezzlement related to the business or property of the Company, (ii) conviction for, or guilty plea to, a felony, (iii) willful material breach of this Agreement, (iv) breach of Sections 8, 9 or 10 of this Agreement, or (v) willful and continued failure to substantially perform his duties hereunder (other than as result of illness); provided, however, that if
                                                    --------  -------
such Cause is reasonably curable, the Company shall not terminate Executive's employment hereunder unless the Board first gives notice of its intention to terminate and of the grounds for such termination, and Executive has not, within thirty (3) days following receipt of the notice, cured such Cause.

         (d) Good Reason. For purposes of this Agreement, "Good Reason" shall
             -----------
mean (i) the assignment to Executive of any duties, or the reduction of Executive's duties, either of which results in a material diminution in Executive's duties and responsibilities as set forth in Section 2 hereof, (ii) a reduction by the Company in the Base Salary of Executive as in effect immediately prior to such reduction, (iii) a material reduction by the Company in the kind or level of employee benefits to which Executive is entitled immediately prior to such reduction with the result that Executive's overall benefits package is significantly reduced (other than a reduction applicable to senior executives generally), (iv) a failure to pay or provide any material item of compensation or benefits in accordance with the terms of this Agreement or any applicable employee plan in which Executive participates, (v) the relocation of Executive to a facility or a location more than fifty (50)
miles from Executive's then present location, without Executive's express written consent or (vi) any Change of Control (as hereinafter defined) of the Company occurring after the Effective Date; provided, however, that if such Good
                                            --------  -------
Reason is reasonably curable, Executive shall not resign from employment hereunder unless Executive first gives notice of his intention to resign for Good Reason and of the grounds for such resignation, and the Company has not, within thirty (30) days following receipt of the notice, cured such Good Reason, as determined in good faith by Executive. "Change of Control" shall mean the occurrence of any of the following events as used herein, after the Effective
Date: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than SNI or its affiliates (a "Third Party") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation that is a Third Party, other than a merger of consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets to a Third Party.

     7.  DEATH OR PERMANENT DISABILITY.
         -----------------------------

         (a) Death. If Executive's employment hereunder is terminated by death,
             -----
Executive's estate shall be entitled only to payment of all amounts earned or owed to Executive through and including the date of Executive's death. Notwithstanding the foregoing, if Executive dies prior to the second anniversary of the Effective Date, Executive's estate shall also receive, within sixty (60) days of Executive's death, a pro rata retention bonus determined by multiplying $760,000 by a fraction, the numerator of which is the number of days elapsed between the Effective Date and the date of Executive's death, and the denominator of which is 730. The Company shall have no further obligations under this Agreement, except as provided in the previous sentence, and except as may be required by applicable law, including, but not limited to, any rights Executive may have under Title I, Part 6 of the Employee Retirement Income Security Act of 1974, as amended.

         (b) Permanent Disability. In the event Executive shall become
             --------------------
permanently disabled (as defined below), Executive shall be entitled only to payment of Executive's Base Salary earned through and including the last day of the six-month period referred to below. The Company shall have no further obligations under this Agreement, except as may be provided under the Long-Term Disability Policy maintained by the Company or as may be required by applicable law, including, but not limited to, any rights Executive may have under Title I,
Part 6 of the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding the foregoing, if Executive becomes permanently disabled prior to the second anniversary of the Effective Date, Executive shall also receive, within sixty (60) days of Executive's termination by reason of permanent disability, a pro rata retention bonus determined by multiplying $760,000 by a fraction, the numerator of which is the number of days elapsed between the Effective Date and the date of termination by reason of permanent disability, and the denominator of which is 730. Executive shall be considered permanently disabled if Executive is absent from employment or unable to render services hereunder on a full-time basis by reason of physical or mental illness or disability of six (6) months or more in the aggregate in any twelve (12) month period during the term of this Agreement. Any question as to the existence or extent of Executive's disability upon which Executive and the Company cannot agree, shall be determined by a qualified independent physician selected by the Company and approved by Executive.

     8.  TRADE SECRETS; NON-SOLICITATION.
         -------------------------------

         (a) Trade Secrets. During the Employment Term and at all times
             -------------
thereafter (unless such secrets or information become part of the public domain, other than through Executive's breach of this Section 8), Executive shall hold in secrecy for the Company, SNI and their respective subsidiaries and affiliates (the "Group") all trade secrets and other confidential information relating to the Group's business and affairs that may come to his knowledge or have come to his knowledge while heretofore employed by the Company or its subsidiaries, including, but not limited to, matters of a technical nature, such as scientific, trade or engineering secrets, "know-how," formulae, secret processes or machines, inventions and research projects, and matters of a business nature, such as information about costs, profits, markets, sales, lists of customers and suppliers, and other information of a similar nature, and plans for future development. Except as required in the performance of his duties to the Company under this Agreement, Executive shall not use for his own benefit or disclose to any person, directly or indirectly, such matters unless such use or disclosure has been specifically authorized in writing by the Company in advance.

         (b) Non-Solicitation. For a period of one (1) year following the
             ----------------
termination of Executive's employment hereunder for any reason except a resignation by Executive for Good Reason, Executive shall not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant, independent contractor or agent of any person, partnership, corporation or other business organization or entity other than the Company or any other member of the Group (i) solicit or endeavor to entice away from the Group any person or entity who is, or during the then most recent twelve (12) month period, was employed by, or had served as an agent or key consultant of the Group, or (ii) solicit or endeavor to entice away from the Group any person or entity who is, or was within the then most recent twelve (12) month period, a customer or client (or reasonably anticipated (or reasonably anticipated (to the general knowledge of Executive or the public) to become a customer or client) of the Group.

     9.  RETURN OF DOCUMENTS AND PROPERTY.  Upon the termination of Executive's
         --------------------------------
employment by the Company, or at any time upon the request of the Company, Executive (or his heir or personal representative) shall deliver to the Company
(a) all documents and materials containing trade secrets and other confidential information relating to the Group's business and affairs, and (b) all other documents,materials and other property belonging to the Group that are in the possession or under the control of Executive.

     10. INVENTIONS.  Without further consideration, Executive shall (a)
         ----------
promptly notify, make full disclosure to and assign to the Company, any and all inventions, discoveries and improvements ("Inventions"), made or developed by him, wholly or in part, at any time during his employment with the Company that pertain to the business carried on or products or services being sold or developed by the Group during such period, whether patentable or not, (b) assist the Company in obtaining for itself at its own expense United States of America and foreign patents and other rights on any and all of the Inventions which Executive is obligated to disclose to the Company, and (c) at the Company's expense promptly execute, whether during his employment or thereafter, all applications or other endorsements necessary or appropriate to obtain said patents and other rights for the Company and to protect its title thereto. Any Inventions made or developed by Executive within six (6) months after termination of employment with the Company that pertain to the business carried on or products or services being sold or developed by the Group at the time of such termination shall, as between Executive and the Company, be conclusively presumed to have been made during Executive's employment with the Company.

         The foregoing provision shall not require Executive to assign any Invention that would cause the foregoing provision to be void or unenforceable under Section 2870 of the California Labor Code, and Executive acknowledges receipt of the notification required by Section 2872 of the California Labor Code.

     11. REMEDIES.  Any breach, violation or evasion by Executive of the terms
         --------
of this Agreement, including specifically, but not limited to, Sections 8, 9 or 10, will result in immediate and irreparable injury and harm to the Company and will cause damage to the Company in amounts difficult to ascertain. Accordingly, the Company shall be entitled to the remedies of injunction and specific performance, or either of such remedies, as well as all other remedies to which the Company may be entitled, at law, in equity or otherwise.

     12. LIMITATION ON PAYMENTS.
         ----------------------

         (a) Basic Rule. Subject to Section 12(c) below, in the event that any
             ----------
payment or benefit received or to be received by Executive pursuant to this Agreement or otherwise (collectively, the "Payments") would (i) be treated as a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision to 280G and (ii) but for this Section 12(a), be subject to this excise tax imposed by Section 4999 of the Code or any similar or successor provision to Section 4999 (the "Excise Tax"), then, subject to the provisions of Section 12(b) hereof, such Payments shall be reduced to the largest amount which would result in no portion of the Payments being subject to the Excise Tax. The determination of any required reduction pursuant to this Section 12(a) (including the determination as to which specific Payments shall be reduced) shall be made initially by Executive in consultation with the Company. If Executive and the Company shall disagree upon the amount of such reduction, then the Company shall, at its expense, promptly call upon Ernst & Young, independent accountants, to make such determination, and such determination shall be conclusive and binding upon Executive and the Company or any related corporation for all purposes. The Company and its related corporations waive all claims and rights against Executive with respect to such determination, except as specifically set forth in the next sentence. If the Internal Revenue Service (the "IRS") determines the Payments are subject to the Excise Tax, then the Company or any related corporation, as their exclusive remedy, shall seek to enforce the provisions of Section 12(b) hereof. Such enforcement of Section 12(b) hereof shall be the only remedy against Executive, under any and all applicable state and federal laws or otherwise, for the failure to reduce the Payments so that no portion thereof is subject to the Excise Tax. The Company or related corporation shall reduce Payments in accordance with Section 12(a) only upon written notice to Executive indicating the amount of such reduction, if any, and Executive's agreement to the amount of such reduction (subject, in the event of disagreement, to a determination by Ernst & Young on the basis provided above).

         (b) Remedy. If, notwithstanding the reduction described in Section
             ------
12(a) hereof, the IRS determines that Executive is liable for the Excise Tax as a result of the receipt of Payments, then Executive shall, subject to the provisions of this Agreement, be obligated to pay to the Company (the "Repayment Obligation") an amount of money equal to the "Repayment Amount." The Repayment Amount with respect to Payments shall be the smallest such amount, if any, as shall be required to be paid to the Company so that Executive net proceeds with respect to Payments (after taking into account the payment of the Excise Tax imposed on Payments) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with or more than zero would not eliminate the Excise Tax imposed on Payments. If the excise Tax is not eliminated through the performance of the Repayment Obligation, Executive shall pay the Excise Tax. The Repayment Obligation shall be performed within thirty (30) days of either (i) the Employee entering into a binding agreement with the IRS as to the amount of the Executive's Excise Tax liability or (ii) a final determination by the IRS or a court decision requiring the Employee to pay the Excise Tax with respect to Payments from which no appeal is available or is timely taken.

         (c) Special Rule in the Event of a Termination Without Cause or
             -----------------------------------------------------------
Resignation for Good Reason. Notwithstanding the foregoing provision of this
- ---------------------------
Section 12, in the event Executive's employment is terminated by the Company without Cause, or Executive resigns for Good Reason, and any amounts or benefits to be received by Executive pursuant to Section 6(a) of this Agreement causes any Payments, as reasonably determined by the Company with the advice of nationally recognized tax counsel or accounting firm, to be subject to Excise Tax, the provisions of this Section 12(c) shall apply instead of Sections 12(a) and 12(b). In the event this Section 12(c) applies, Executive shall receive an additional payment from the Company (the "Additional Payment") in the amount necessary so that, after application of the Excise Tax and state, federal and local income taxes to the Payments and the Additional Payment, Executive shall receive the same aggregate after-tax benefit that he would have received had the Payments not been subject to the Excise Tax.

     13. ASSIGNMENT.  Executive's rights and obligations under this Agreement
         ----------
shall not be assignable by Executive. The Company's rights and obligations under this Agreement shall not be assignable by the Company, except as incident to the transfer, by merger, liquidation or otherwise, or all or substantially all of the business of the Company.

     14. NOTICES.  Any notice required or permitted under this Agreement shall
         -------
be given in writing and shall be deemed to have been effectively made or given if personally delivered, or if telegraphed, telexed, cabled or mailed to the other party at its address set forth below in this Section 14, or at such other address as such party may designate by written notice to the other party hereto. Any effective notice hereunder shall be deemed given on the date personally delivered or on the date telegraphed, telexed, cabled or deposited in the United States mail (sent by certified mail, return receipt requested) mailed, as the case may be, at the following address:

                  (i)   If to the Company:

                        PYRAMID TECHNOLOGY CORPORATION
                        3860 N. First Street
                        San Jose, California 95134
                        Attention:

                        with a copy to:

                        SIEMENS NIXFORT INFORMATIONSSYSTEME AG
                        Otto-Hahn-Ring 6
                        81739 Munich
                        Fax #011 4989 636 42922
                        Attention:  G. Schulmeyer

                  (ii)  If to Executive:

                        John S. Chen
                        PYRAMID TECHNOLOGY CORPORATION
                        3860 N. First Street
                        San Jose, California  95134

     15. DISPUTES.  Any disputes under this Agreement between the parties
         --------
hereto shall be settled by arbitration in San Francisco, California under the auspices of, and in accordance with the rules of, the American Arbitration Association, by an arbitrator who is mutually agreeable to the parties hereto, or, if the Company and Executive cannot agree on the selection of the arbitrator, then before three arbitrators, one of which shall be appointed by Executive, one of which shall be appointed by the Company, and the third of which shall be chosen by the American Arbitration Association (such arbitrator or arbitrators hereinafter referred to as the "Arbitrator"). The decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof. The parties hereby agree that the Arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement, including an injunction restraining the Executive from engaging in activities prohibited in Section 8, 9 or 10. The Company and Executive shall share equally all expenses of the Arbitrator incurred in any arbitration hereunder; provided, however, that the
                                                  --------  -------
Company or Executive, as the case may be, shall bear all expenses of the Arbitrator determines that the claim or position of such party was frivolous and without reasonable foundation. Executive hereby agrees and submits to jurisdiction before each and every court for purposes of enforcing the provisions of this Section 15.

     16. SEVERABILITY.  If an arbitrator or a court of competent jurisdiction
         ------------
determines that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) such court shall have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     17. ENTIRE AGREEMENT.  This Agreement represents the entire agreement of
         ----------------
the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Executive. The Agreement may be amended at any time only by mutual written agreement of the parties hereto.

     18. WITHHOLDING.  The Company shall be entitled to withhold, or cause to
         -----------
be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

     19. GOVERNING LAW.  This Agreement shall be construed, interpreted and
         -------------
governed in accordance with the laws of California without reference to rules relating to conflict of law.

     20. SUCCESSORS.  This Agreement shall be binding upon and inure to the
         ----------
benefit of, and shall be enforceable by Executive and the Company, their respective heirs, executors, administrators and assigns. In the event the Company is merged, consolidated, liquidated by a parent corporation, or otherwise combined into one or more corporations, the provisions of this Agreement shall be binding upon and inure to the benefit of the parent corporation or the corporation resulting from such merger, or to which the asset shall be sold or transferred, which corporation from and after the date of such merger, consolidation, sale or transfer shall be deemed to be the Company for purposes of this Agreement. In the event of any other assignment of this Agreement by the Company, by operation of law or otherwise, the Company shall remain primarily liable for its obligations hereunder. This Agreement shall not be assignable by Executive.

     21. HEADINGS.  The headings of sections herein are included solely for
         --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     22. COUNTERPARTS.  This Agreement may be executed by either of the parties
         ------------
hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    PYRAMID TECHNOLOGY CORPORATION


                                    By:  _________________________
                                         Name:
                                         Title:


                                    EXECUTIVE


                                    ______________________________
                                         John S. Chen

                                   EXHIBIT A
                      (TO MANAGEMENT RETENTION AGREEMENT)



THREE-YEAR LONG-TERM INCENTIVE
TARGET PERFORMANCE


$ Million                   FY95  FY96  FY97  Sum
- ---------------------------------------------------
Profit before tax             10    20    45     75
Revenue                      280   400   560  1,240
- ---------------------------------------------------

Notes:

1) Profit before taxes is net of payouts under all bonus plans, including MIP and the long-term incentive plan.

2) Appropriate adjustments shall be made to the FY95 plan target levels to eliminate the effect of expenses uniquely related to this transaction which shall include legal, investment banking and other extraordinary fees and expenses incurred by the Surviving Corporation as a consequence of the transactions effected pursuant to this Agreement and the preparation and negotiations leading thereto.

3) Target levels for each year will be adjusted to eliminate expenses arising from certain provisions of Annex B to the Agreement and Plan of Merger, specifically: (i) increases in payments under the terms of the Management Incentive Plan, with no limit, (ii) payments under an Incentive Plan for Selected Non-MIP Employees, to a maximum of $2 million over 3 years, and
     (iii) payments for Retention Bonuses, to a maximum of $3 million over 3 years.

4) The target levels for each year will be adjusted to eliminate the impact of payments under the Signing Bonus and Retention Bonus provisions of this Agreement.